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                                                                   EXHIBIT 10.23



SUBLEASE AGREEMENT entered into by and between Eagleson de California S.A. de C.V. (hereinafter referred to as "Eagleson"), herein represented by Mr. Nelson Baxley Party of the First Part, and by Lancer Orthodontics, Inc., a California corporation, (hereinafter referred to as "Lancer") herein represented by Mr. Douglas D. Miller Party of the Second Part, pursuant to the following RECITALS and CLAUSES:

                                    RECITALS

         I. Eagleson hereby declares that:

           A. It is a company organized and existing under the Mexican General Corporation Law, as per Public Instrument No. 27098 executed on November 28, 1990, before attorney Fernando Diaz Ceballos, Notary Public No. 4 of the city of Mexicali, Baja California, Mexico.

           B. Mr. Jaime Ainslie Palencia is its attorney in-fact, as it appears in Public Instrument No. 27351 executed on June 21, 1991, before attorney Fernando Diaz Caballos, Notary Public No. 4 of the city of Mexicali, Baja California, Mexico.

           C. Eagleson's registration number at the Federal Registry of Taxpayers is: EAC-891220-S38.

           D. The address at which it has its principal place of business is Saturno No. 20, Parque Industrial Mexicali, Mexicali, Baja California, Mexico

           E. Eagleson leases approximately 25,000 square feet of manufacturing space from Parque Industrial Mexicali ("PIMSA") under a master lease having a term of five years commencing November 1, 1998 and ending October 31, 2003. Eagleson has notified PIMSA of its intention to sublease a portion of the manufacturing space as required under the master lease.

           F. The parties desire to enter into a Sublease of a portion of said 25,000 square feet (approximately 16,000 square feet), located in the Industrial Park at Ave. Saturno No. 20, and of certain improvements constructed on the land as detailed that certain sublease between the parties hereto dated April 1, 1996. The land and the improvements together shall hereinafter be referred to as the Subleased Property. The Subleased Property location shall be referred to as 20C Satumo.

         II. Lancer hereby declares that:

             A. it Is a Company organized under the laws of the State of California.

             B. Mr. Doug Miller is the President of Lancer and has the power, as authorized by the company's board of directors, to enter into this Sublease.

             C. Lancer's principal place of business is 253 Pawnee Street, San Marcos, California, United States of America.



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              PURSUANT TO THE ABOVE, THE PARTIES AGREE AS FOLLOWS:

                                    CLAUSES:


         I. SCOPE OF SUBLEASE AGREEMENT.

            On the express terms and conditions set fourth hereinafter, the scope of this Sublease agreement is as follows: Eagleson hereby subleases to Lancer and Lancer hereby subleases from Eagleson the land and improvements in the Industrial Park as described in that certain sublease between the parties hereto executed as of April 1, 1996.

         II. CONSTRUCTION BY PIMSA AND EAGLESON

             A. The Subleased Property has continuously been occupied by Lancer since October, 1991 on an as is basis.

             B. PIMSA and Eagleson have, at their expense, constructed on the land certain improvements which shall hereinafter be referred to as Improvements. Said Improvements have been constructed in accordance with plans and specifications which were approved by PIMSA, Eagleson and Lancer and such approval is hereby acknowledged by the parties.

             C. PIMSA and Eagleson constructed all Improvements in accordance with all laws, ordinances, regulations, and orders of governmental authorities, and Industrial Park Regulations. The term "Lancer's Improvements" shall refer to those improvements identified in paragraph III.A. below.

         III. INSTALLATIONS BY LANCER

              A. Lancer may, at its expense, install on the Subleased Property, such trade fixtures, equipment and furniture as it may deem necessary; provided that such items are installed and are removable without damage to the structural integrity of the Improvements. Said trade fixtures, equipment and furniture shall remain Lancer's property and unless Lancer is in default hereunder, shall be removed by Lancer on or before the expiration date of the term hereof. Lancer may also install temporary improvements in the interior of Improvements upon the Subleased Property provided that such Company's improvements are installed and are removable without damage to the structure of the Improvements. Such Lancer's improvements shall remain property of Lancer and, unless Lancer is in default hereunder, shall be removed by Lancer upon expiration of the term hereof or earlier termination of the Sublease. Lancer shall repair, at its sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary Lancer's improvements, reasonable wear and tear excepted.

              B. Lancer shall perform all installations in accordance with all laws, ordinances, regulations, orders of governmental authorities, and the Industrial Park Regulations.



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         IV. SUBLEASE TERM AND COMMENCEMENT DATE

             A. Sublease Agreement. This Sublease Agreement shall be effective from the Commencement Date until the same is terminated as provided hereafter, the complete period of tenancy being referred to herein as the "Sublease Term."

             B. Initial Sublease Term. The initial term of this Sublease ("Initial Term") shall commence on November 1, 1998 ("Commencement Date") and shall end on the last day of October, 2003, the total Sublease Term being two hundred sixty five (265) weeks, or five (5) years.

             C. Sublease Year. The term "Sublease Year" as used herein, shall mean a period of twelve (12) consecutive full calendar months or fifty two
(52) consecutive full calendar weeks. The first Lease Year shall begin on the Commencement Date of the term hereof Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

             D. Renewal Terms. Should Eagleson exercise its right to extend the term of the primary lease for one additional period of five (5) years, then Lancer shall have the right to extend the term of the Sublease upon the terms, conditions and rentals set forth herein, for one additional period of five (5) years, ("Renewal Term"), by giving written notice to Eagleson not less than six months prior to the expiration of the Initial Term of this sublease (October 31, 2003), so long as Lancer is not then in default hereunder. Eagleson shall give written notice to Lancer not less than six (6) months prior to the expiration of the Initial Term as to whether or not it has exercised or intends to exercise its right to so extend the term of the primary lease. Should Eagleson elect to not exercise its option to extend the term of the primary lease, it will use its best efforts to pass its option rights to Lancer by negotiating with PIMSA on Lancer's behalf.

         V. RENT

            A. Initial Term. As minimum rent for the Sublease of the Subleased Property during the Sublease Term hereof, Lancer Shall pay to Eagleson at the address of Eagleson stated above, the following:

               1. Equal weekly payments of One thousand three hundred seventy six ($1,376) dollars each Friday in advance for the following week during the initial Term.

               2. During the same time frame that PIMSA increases the rent in accordance with the master lease, the weekly rent on this Sublease shall be increased by an amount which is equal to the product of.

               a. The weekly rent as established in V.A.1. hereinabove, multiplied by

               b. The percentage increase by which the master lease is increased by PIMSA.

            3. Notwithstanding anything herein contained to the contrary, the weekly rent for any Sublease Year shall not be increased by an amount greater than ten percent (10%) of the annualized rent for the preceding Sublease Year. In no event shall the weekly rent for any Sublease Year be decreased below the weekly rent for the immediately preceding Sublease Year.



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            B. Additional Rent. Lancer will pay to Eagleson, as additional rent, an amount equal to the sum of all taxes and assessments of every kind which are or may be at any time during the Sublease Term, levied by any federal, state or municipal government, or any governmental authority. Lancer shall advance funds in sufficient time, upon presentation of bills showing amounts due for all such taxes and assessments, for Eagleson to pay the bills by their due date.

            In calculating the amount of Lancers advance, all taxes which shall become due for the first and last years of the Sublease Term shall be apportioned pro rata between Eagleson and Lancer in accordance with the respective number of months during which each party shall be in possession of the Subleased Property.

            C. Renewal Terms.

               1. On the first day of the First, Second, Third, Fourth and Fifth Sublease Years of the Renewal term, and should Eagleson exercise its option for renewal and should Lancer exercise its option for renewal, the weekly rent for each such Sublease Year shall be increased by an amount which is equal to the product of

               a. The weekly rent as established in Clause V.A. hereinabove, multiplied by

               b. The percentage increase by which the master lease is increased by PIMSA.

               2. Notwithstanding anything herein contained to the contrary, the weekly rent for the First, Second, Third, Fourth, and Fifth Sublease Years of the Renewal Term shall not be increased by an amount greater than ten percent (IO%) of the rent for the immediately preceding Sublease Year. In no event shall the weekly rent for any Sublease Year of the Renewal Term be decreased below the weekly rent for the immediately preceding Sublease Year Notwithstanding anything herein contained.

            D. Lancer will pay the rent provided for in the above paragraph "A" in Pesos, Mexican Currency, at the rate of exchange effective in the free foreign market on the date such sums are paid, or in U.S. Dollars as law and Foreign Exchange Rules allow, as Eagleson may elect.

            E. Proration. The rent for any partial week shall be prorated.

            F. Liquidated Damages. In the event this Sublease Agreement is terminated by Eagleson due to a default of Lancer prior to or during the first six (6) months of the Sublease Term, Eagleson shall be entitled to keep and retain as liquidated damages all sums paid or deposited by Lancer, as prepaid rent or as a security deposit, in addition to any other rights of Eagleson provided herein.



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            G. Setoff. The payment of any rent due under this Sublease shall not be withheld or reduced for any reason whatsoever, and Lancer agrees to assert any claim, demand, or other right against Eagleson only by independent proceeding.

         VI. USE The Subleased Property shall be used and occupied for any lawful industrial purpose not in violation of the Industrial Park Regulations. Lancer shall promptly and adequately comply with all laws, ordinances and orders of all governmental authorities affecting the Subleased Property, and its cleanliness, safety and labor facilities applicable to Lancer's use of the Subleased Property. Lancer shall not perform or commit any acts that may damage the Subleased Property, or be a nuisance, or menace to other occupants of the Industrial Park.

         VII. INSURANCE

              A. Comprehensive Liability Insurance. During the Sublease Term, Eagleson shall obtain and maintain in full force a policy of comprehensive liability insurance including property damage, that insures Eagleson, Lancer and PIMSA (and such other agents or employees of Eagleson, Lancer or PIMSA, their subsidiaries or affiliates, or assignees or any nominees of them holding any interest in the Subleased Property, including without limitation, the holder of any mortgage encumbering the Subleased Property) against liability for injury to persons and property and for death of any persons occurring in or about the Subleased Property. The liability to such insurance shall be in the amount of one hundred thousand dollars ($100,000.00), U.S. Currency.

              B. Fire and Other Insurance. During the Sublease term, Eagleson shall obtain and maintain in full force, in the amount of six hundred two thousand dollars ($602,000.00) U.S. Currency, or as modified herein, a policy or policies of insurance for fire, lightning, explosion, falling aircraft, smoke, windstorm, earthquake, hail vehicle damage, volcanic eruption, strikes, civil commotion, vandalism, riots, malicious mischief, debris removal, steam boiler or pressure object or machinery breakage if applicable and flood insurance, on all Subleased Property, including, but not limited to the shell building and interior fit-up initially provided. Eagleson shall also obtain and maintain annual rental insurance in favor of PIMSA. Lancer shall be responsible for maintaining insurance on all of Lancer's own property. Except for insurance upon Lancer's own property, PIMSA or its appointee shall be named Eagleson's beneficiary of any and all proceeds from any such policy or policies, as their interests may appear.

              C. Additional Insurance. Eagleson shall obtain and maintain in full force and effect such additional amounts of insurance as may be required by PIMSA, from time to time, in accordance with the provisions of this Clause "VII", and in order to adequately, and properly insure PIMSA of and for the then current replacement value of the Subleased Property.

              D. Pro rata Payment, Lancer shall pay Eagleson for its pro-rata share of the cost of the insurance. If, as a result of including Lancer as an insured on any policy, the policy cost is increased, Lancer will pay Eagleson the full amount of such increase. Payment will be made to Eagleson within seven
(7) days of presentation of Eagleson's invoice evidencing obligation for policy premium(s).


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         VIII. TAXES AND ASSESSMENTS. Lancer agrees to pay all taxes and assessments of any kind levied upon any and all personal property of Lancer, its successors and assigns, whether same shall be or may become a lien upon the Subleased Property. This includes Asset taxes levied on the value of materials, inventory, equipment and improvements or any tax in lieu of said Asset tax or any tax based on inferred income, All such tax and assessments shall be paid to Eagleson in time for Eagleson's payment of same to not be delinquent.

         IX. REPAIRS, ALTERATIONS and IMPROVEMENTS.

             1. Lancer, at its expense, shall keep and maintain in good order and repair, except for normal use and wear, all of the Subleased Property including but not limited to all plumbing, sewage and other Utility facilities that are within the Subleased Property, as well as fixtures, partitions, walls, (interior and exterior, including painting as often as necessary) floors, ceilings, signs, all air conditioning, heating and similar equipment, doors, windows, plate glass and all other repairs of every kind and character to the Subleased Property. Lancer, at its expense shall repair all leaks, except those caused by structural defect. The cost of any additions, modifications or improvements necessary for the Subleased Property to be in compliance with any local, state or federal laws, regulations or statutes as a result of usage by Lancer shall be borne by Lancer. The plumbing facilities shall not be used for any other purpose than that for which they were constructed. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Lancer. Lancer shall store all trash only temporarily within the Subleased Property, and shall arrange for the regular pick up of trash at Lancer's expense. Lancer shall not burn any trash of any kind in or about the Subleased Property or the Industrial Park.

             2. Lancer shall have requested and received written consent from Eagleson prior to making any alteration, improvement or addition to any exterior walls and roof of the Subleased Property with a cost exceeding seventy five hundred dollars ($7,500.00) U.S. Currency; and Lancer shall not damage any floors, walls, ceilings, partitions, or any wood, stone or ironwork on or about the Subleased Property.

             3. Lancer shall keep the Subleased Property free and clear of all encumbrances and liens arising out of acts or omissions of Lancer, including those arising out of construction done or ordered by Lancer. However, if by reason of any work performed, materials furnished or obligations incurred by Lancer with any third party, or any other act or omission by Lancer, Eagleson or PIMSA is made liable or involved in litigation, Lancer shall hold harmless and indemnify Eagleson and PIMSA including any costs and expenses Incurred by them, and attorneys' fees incurred by reason thereof Should Lancer fail to fully discharge any such encumbrances or liens within thirty (30) days after the date it has been instituted, or fail to provide a bond acceptable to Eagleson in the event of contest, Eagleson, at its option, may pay all or any part thereof If Eagleson pays any such lien or encumbrances or any part thereof, Lancer shall, on demand, immediately pay Eagleson the amount so paid, together with an administrative fee of fifteen percent (15%) of the amount paid, together with interest at the rate of twenty percent (20%) per annum from the date of payment. No lien or encumbrance of any character whatsoever created by an act or omission by Lancer shall in any way attach or affect the rights of Eagleson on the Subleased Property.



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         X. UTILITY AND OTHER SHARED SERVICES

            During the term of this Sublease Agreement, Lancer shall promptly pay for its pro rate share of any and all public and other utilities and other services furnished to the Subleased Property including but not limited to, water, gas, electricity, telephone, guard service, landscaping, ground and parking lot maintenance, building maintenance, building equipment maintenance, electrical equipment maintenance, exterior painting and pest control. The term pro rate shall have a different definition depending on the particular service or function being pro rated. Should Lancer disagree with the pro rate charge, it may, at its own expense, install or retain its own service or function.

         XI. RIGHT-OF-WAY AND ACCESS TO SUBLEASED PROPERTY

             Eagleson and its approved assigns is hereby granted a right-of-way upon, across, under and over the Subleased Property for ingress and egress. Eagleson agrees to cause only a minimum interference with Lancer's use and possession of the Subleased Property.

             Without undue interference to Company's operation, Eagleson or its authorized representative shall have the right to enter the Subleased Property during all Lancer business hours, and in emergencies at all times, to inspect the Subleased Property and to make repairs, additions or alterations to the Subleased Property. For a period commencing ninety (90) days prior to the termination of this Sublease Agreement, Eagleson shall have access to the Subleased Property for the purpose of exhibiting it to prospective clients and may post usual for sale or for lease signs upon the Subleased Property. Except in case of emergency, Eagleson shall give notice to Lancer before entering the Subleased Property, and Lancer shall have the right to accompany any representatives, of Eagleson and prospective clients.

         XII. LIMITATION OF LIABILITY

              Except for intentional or negligent acts or omissions of Eagleson, its agents or employees, Eagleson shall not be liable to Lancer or to any other person whatsoever for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of Lancer or other occupants of the Industrial Park or of adjacent property, or the public, or other causes beyond the control of Eagleson, including but not limited to, any failure to furnish or any interruption of any utility or other contracted or shares or pro rated services in or about the Subleased Property.

         XIII INDEMNIFICATION

              Lancer agrees to indemnify and save Eagleson harmless from any and all claims for damages or losses of any nature whatsoever, arising from negligent acts or omissions of Lancer or its contractors, licensees, agents, invitees, or employees, or (unless caused by the intentional or negligent acts or omissions of Eagleson) arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Subleased Property, or the areas adjoining the Subleased Property and from and against all costs and expenses, including attorneys' fees, incurred thereby.



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              Eagleson agrees to indemnify and save Lancer harmless from any and all claims for damages or losses of any nature whatsoever, arising from negligent acts or omissions of Eagleson or its contractors, licensees, agents, invitees, or employees, or (unless caused by the intentional or negligent acts or omissions of Lancer) arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Subleased Property, or the areas adjoining the Subleased Property and from and against all costs and expenses, including attorneys' fees, incurred thereby.

         XIV. NOTICES

              All notices under this Sublease Agreement shall be forwarded to the addresses mentioned in the Recitals above, or such other addresses as may from time to time be furnished by the parties thereto. Said notices shall be in writing and if mailed, shall be deemed given ten (10) days after the date of mailing thereof.

         XV. LANCER'S DEFAULT

             A. Each of the following will be a default of Lancer

1. Vacation or abandonment of Subleased Property;

2. Failure to pay any installment of rent due and payable hereunder upon the date when said payment is due, said failure continuing for a period of ten (10) days;

3. Default in the performance of any of Lancer's covenants, agreements or obligations hereunder, said default, except default in the payment of any installment of rent, continuing for fifteen (15) days after written notice thereof is given from Eagleson to Lancer;

4. A general assignment by Lancer for the benefit of creditors;

5. The filing of a voluntary petition in bankruptcy by Lancer or the filing of an involuntary petition by Lancer's creditors, said petition remaining undischarged for a period of ninety (90) days;

6. The appointment of a Receiver to take possession of substantially all of Lancer's assets or of this subleasehold, said receivership remaining undissolved for a period of ninety (90) days;

7. Attachment, execution or other judicial seizure of substantially all of Lancer's assets or this subleasehold, such attachment, execution or other seizure remaining undismissed or undischarged for a period of ninety (90) days after the levy thereof;

8. The termination, for any reason before its expiration, of that certain Manufacturing Shelter Agreement as amended and revised, between Lancer and Eagleson Industries, Inc.

            B. Upon occurrence of any one of the foregoing defaults, Eagleson shall have the right, at its option, and in addition to other rights or remedies granted by law, including the right to claim damage, and to do the following:


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         1. Immediately rescind this Sublease Agreement and eject Company from the Subleased Property,

         2. Claim Specific performance. In the case of default as specified in
XV. A, I-3. Above, Eagleson shall, in addition to all other remedies, have the right to declare the entire unpaid balance of rent to the end of the Sublease then in effect, and all other sums due from Lancer, immediately due and payable, plus interest at the rate of twenty percent (20%) per annum of said sums from the date of such declaration until payment in full, provided that Eagleson shall diligently proceed to sublease the Subleased Property to another tenant or otherwise make beneficial use thereof in mitigation of damages, rent and all other sums due or payable to Eagleson.

            a. Eagleson shall promptly refund to Lancer that portion of rent and interest paid by Lancer pursuant to this paragraph 2 which is allocable to the period of the Sublease Term during which the Subleased Property was subleased to another tenant or otherwise used in a beneficial manner as well as any other allocable sums paid by Lancer to Eagleson less any loss or damage incurred by Eagleson as a result of Lancer's default, or;

            b. If such rent or other sums have not been paid by Lancer to Eagleson, Eagleson shall credit such amount(s) to Lancer

         XVI. RIGHT TO CURE DEFAULTS

              In the event of Lancer's breach or default of any term or provision herein, Eagleson may, without any obligation to do so, at any time after ten (10) days written notice, cure such breach or default, or make repairs to the Subleased Property, for the account and at the expense of Lancer. If Eagleson, by reason of such breach or default, pays any money, or is compelled to incur any expense, including attorneys' fees, the sums so paid or incurred by Eagleson with all interest, costs, and damages, shall be paid by Lancer to Eagleson on the first day of the month following the incurring of such expenses. If any installment of rent or any other payment is not promptly paid when due, it shall bear interest of twenty percent (20%) per annum from the date on which it becomes due until paid; but this provision is not intended to relieve Lancer from fulfilling its obligations hereunder in the time and in the manner specified in this agreement. The foregoing interest, expenses and damages shall be recoverable from Lancer by exercise of Eagleson's remedies hereinabove set forth. Efforts by Eagleson to mitigate the damages caused by Lancer's breach of this Sublease shall not be construed to be a waiver of Eagleson's right to recover damages under this Clause XVI. Nothing in this Clause XVI affects the right of Eagleson to indemnification by Lancer in accordance with Clause XIII hereinabove for liability arising prior to the termination of this Sublease for personal injuries or property damage.

         XVII. WAIVER

               In the event Eagleson or Lancer does not compel the other to comply with any of the obligations hereunder, such action or omission shall not be construed as a waiver of a subsequent breach of the same or any other provision. Any consent or approval shall not be



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deemed to waive or render unnecessary the consent or approval of any subsequent or similar act by Lancer or Eagleson.

         XVIII. HOLDING OVER

               If Lancer should remain in possession of the Subleased Property after the expiration of this Sublease, Lancer shall pay a minimum weekly rent equal to twice the then minimum weekly rent then paid in the month immediately preceding the month in which the holdover period began until Lancer has delivered to Eagleson the Subleased Property, or executed a new Sublease Agreement. This provision shall not he construed as granting any right to Company to remain in possession of the Subleased Property after the expiration of the Lease Term. Lancer shall indemnify Eagleson against any loss or liability resulting from delay by Lancer in surrendering the Subleased Property. If such loss or liability is founded on said delay, less any amounts paid pursuant to this clause. The parties agree that Lancer shall quit and surrender the Subleased Property at the expiration of this Sublease Agreement, waiving the right provided by law.

         XIX. SURRENDER

             On the last day of the term of this Sublease Agreement, or the sooner termination thereof pursuant to other provisions hereof, Lancer shall quit and surrender the Subleased Property, and restore the premises to a clean and good condition (normal wear and tear excepted) together with all alterations, additions and Lancer's improvements that may have been made in the same, except furniture, machinery and equipment owned by Lancer. Prior to termination of this Sublease Agreement, Lancer shall have removed all of its property in accordance with Section III hereof and all property not removed shall be deemed abandoned by Lancer. Lancer shall repair and restore the Subleased Property to a good and clean condition, normal wear and tear excepted, while removing Lancer's property.

         XX. QUIET ENJOYMENT

            Eagleson agrees that Lancer, upon paying the rent and all other charges provided for herein and upon complying with all of the terms and provisions of this Sublease Agreement, shall lawfully and quietly occupy and enjoy the Subleased Property during the Sublease Term.

         XXI. MISCELLANEOUS

             A. This document contains all of the agreements and conditions made between the parties with respect to the Subleased Property, and may not be modified orally in any manner other than by a written agreement signed by the authorized representative of the parties.

             B. If any term, covenant, condition or provision of this Sublease, or the application thereof to any person or circumstance, shall be to any extent held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Sublease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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             C. In the event either party should bring an action against the other party for the possession of the Subleased Property, or the recovery of any sum due thereunder, or because of the breach or default of any covenant in the Sublease Agreement, the prevailing party shall have the right to collect from the other party its costs and expense, including attorneys' fees.

             D. Every payment and performance required by this Sublease Agreement, shall be paid and performed precisely on the date specified for such payment or performance and no delay or extension thereof shall be permitted.

             E. The titles and subtitles in the Clauses of this document shall have no effect on the interpretation of the terms and provisions contained in this Sublease Agreement.

             F. The parties agree that this Sublease Agreement shall be governed by the Laws of the State of Baja California and the Laws of the State of California as their jurisdiction applies. For everything pertaining to the interpretation and compliance of this Sublease Agreement the parties thereby expressly submit to either the jurisdiction of the Civil Courts of the City of Mexicali, State of Baja California or the Civil Courts of the County of Imperial, State of California as their jurisdiction applies, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

             G. Whenever the prior consent of either party, written or otherwise, is required as a condition for any act by the other party under this Sublease Agreement, such party agrees not arbitrarily to withhold such consent.

             H. Each party shall execute such further documents as shall be requested by the other party, but only to the extent that the effect of said documents is to give legal effect to rights set forth in the Sublease Agreement.

             I. Submission of this instrument for examination or signature by Lancer does not constitute a reservation of or option to Sublease, and it is not effective as a Sublease or otherwise until executed and delivery by both Eagleson and Lancer.


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             J. This Sublease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns, subject to the provisions hereof. Whenever in this Sublease a reference is made to Eagleson, such reference shall be deemed to refer to the person in whom the interest of the sublessor hereunder shall be vested. Any successor or assignee of Lancer who accepts an assignment or the benefit of this Sublease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof

            IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the first day of November, nineteen hundred ninety eight.


EAGLESON                                    LANCER
EAGELSON DE CALIFORNIA                      LANCER ORTHODONTICS, INC.
S.A. DE C.V.





---------------------------------           ---------------------------------
Jaime Ainslie Palencia                      Douglas D. Miller
General Manager                             President



EAGLESON INDUSTRIES, INC.




---------------------------------
Nelson C. Baxley
President






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